Exhibit 21.1
LIST OF SUBSIDIARIES

Subsidiary Name	Location of Incorporation or Organization
Alpha Hunter Drilling, LLC	Delaware
Angelina Gathering Company, LLC	Texas
A.W. Realty Company, LLC	Texas
Bakken Hunter, LLC	Delaware
Blue Ridge Mountain Resources, Inc.	Delaware
Buckeye Minerals & Royalties, LLC	Delaware
Eclipse GP, LLC	Delaware
Eclipse Resources I, LP	Delaware
Eclipse Resources Marketing, LP	Delaware
Eclipse Resources Midstream, LP	Delaware
Eclipse Resources - Ohio, LLC	Delaware
Eclipse Resources Operating, LLC	Delaware
Eclipse Resources - PA, LP	Delaware
Hunter Real Estate, LLC	Delaware
Magnum Hunter Resources GP, LLC	Delaware
Magnum Hunter Resources, LP	Delaware
Magnum Hunter Services, LLC	Delaware
NGAS Hunter, LLC	Delaware
Sundance Exploration, LP	Delaware
Shale Hunter, LLC	Delaware
SW Gathering, LLC	Delaware
SWN Drilling Company, LLC	Texas
SWN E & P Services, LLC	Texas
SWN Energy Services Company, LLC	Texas
SWN International, LLC	Delaware
SWN Midstream Services Company, LLC	Texas
SWN Producer Services, LLC	Texas
SWN Production Company, LLC	Texas
SWN Resources Canada, Inc.	British Columbia, Canada
SWN Water Resources Company, LLC	Texas
SWN Well Services, LLC	Texas
Triad Holdings, LLC	Ohio
Triad Hunter, LLC	Delaware
Viking International Resources Co, Inc.	Delaware
VIRCO Pipeline of Ohio, LLC	Ohio
VIRCO Pipeline of West Virginia, LLC	West Virginia